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EXHIBIT 31.2

CERTIFICATION

I, Gregory J. McManus, Executive Vice President and Chief Financial Officer, certify that:

  1.
  I have reviewed this Annual Report on Form 10-K/A for the year ended December 31, 2008 of Capmark Financial Group Inc.;

  2.
  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

  3.
  Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report.

Date: April 28, 2009

/s/ GREGORY J. MCMANUS
Name:	Gregory J. McManus
Title:	Executive Vice President and
Chief Financial Officer

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  EXHIBIT 31.2
CERTIFICATION